EXHIBIT 32.2
CERTIFICATION OF
CHIEF FINANCIAL OFFICER OF
GREENLIGHT CAPITAL RE, LTD.

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the report on Form 10-Q (the ‘‘Form 10-Q’’) for the period ended September 30, 2026 of Greenlight Capital Re, Ltd. (the ‘‘Issuer’’).

I, Faramarz Romer, the Principal Financial Officer of the Issuer, certify that to the best of my knowledge:

1. The Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), as amended; and

2. The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:	November 2, 2026	/s/ FARAMARZ ROMER
Faramarz Romer
Chief Financial Officer
(principal financial officer)